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                                                                   Exhibit 10.77

                                 FIRST AMENDMENT
                                     TO THE
                  GALEY & LORD RETIREMENT SAVINGS PLAN (401(k))

       WHEREAS, Galey & Lord, Inc. (the "Company") maintains The Galey & Lord Retirement Savings Plan (401(k)), most recently amended and restated as of January 1, 2000 (the "Plan").

       WHEREAS, the Company wishes to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and to make other changes. This First Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

       NOW, THEREFORE, the Plan is amended as follows:

          I. The definition of "Compensation" in Section 1.7 is amended by replacing the first sentence of the second paragraph and replacing it with the following sentence to read as follows:


     Effective for Plan Years beginning on or after January 1, 2002, and notwithstanding any other provision of the Plan to the contrary, in no event shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $200,000, (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).

          II. The definition of "Key Employee" in Section 1.16 is amended in its entirety to read as follows:

          1.16 Key Employee: An employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Section 415 Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 1% owner of the Employer having annual Section 415 Compensation of more than $150,000 or a 5% Owner. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable

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     regulations and other guidance of general applicability issued thereunder.
     A "non-Key Employee" is any employee or former Key Employee who is not a Key Employee.

          III. The reference to "five-year period" in the first sentence of the definition of "Top Heavy" in Section 1.26 is changed to "one-year period".

          IV. The definition of "Top Heavy" in Section 1.26 is amended by adding the following language to the end of the Section to read as follows:

     In determining the present value of an employee's accrued benefits and Account as of the determination date, such amounts shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
     Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

          V. Effective as of January 1, 2002, the reference in Section 3.2 to 22% is changed to 75%.

          VI.   Section 3.2(b) is amended in its entirety to read as follows:

          (b) For each calendar year, the maximum amount of Salary Deferral Contributions made on behalf of a Participant for the taxable year, when aggregated with any "elective contributions" made on behalf of the Participant under any other plan of an Employer or a Related Company for the taxable year, may not exceed the dollar limit imposed under Code
     Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins, except to the extent permitted under Code Section 414(v) and Section 3.2A, if applicable.

          VII. Effective as of January 1, 2002, the Plan is amended by adding a new Section 3.2A immediately following Section 3.2 to read as follows:

     3.2A Catch-Up Contributions

     All Employees who are eligible to make Salary Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make

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     catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or
     416, as applicable, by reason of the making of such catch-up contributions.

          VIII. Section 4.8 is amended by deleting the "Multiple Use Test".

          IX. Section 4.6 is amended in its entirety to read as follows:

          4.6 Annual Additions: Notwithstanding any other provision of the Plan, except to the extent permitted under Code Section 414(v), if applicable, the Annual Addition (defined below) that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year (defined below) shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (b) 100 percent of the Participant's Section 415 Compensation for the Limitation Year; provided, however, that the limit in clause (a) shall be prorated for any short Limitation Year and the compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition. For purposes of this Section, the Limitation Year is the Plan Year and the term, Annual Addition, means the total of the Salary Deferral Contributions and Matching Employer Contributions credited to the Participant's Account for the Limitation Year. If an Employee participates in both this Plan and another defined contribution plan qualified under Code Section 401 maintained by the Employer or Related Company, then this Section will be applied in such a way that the total Annual Additions under all such plans will not exceed the amount specified in this Section.



          X. Section 6.1 is amended to add the following provision to the end of the Section:

     Notwithstanding any other provision of the Plan and effective only with respect to Participants who are credited with an Hour of Service after December 31, 2001, each Participant's Employer Contributions Account will vest in accordance with the following schedule:

                   Years of Service                Vested Percentage

                                        3

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                     Less than 3                         0%
                     3 or more                         100%

       XI. Section 7.1 of the Plan is amended by adding a new sentence to the end of the first paragraph to read as follows:

     Effective as of January 1, 2002, a Participant will be deemed to have terminated employment if, as a result of retirement, death, resignation, discharge or a corporate liquidation, merger, consolidation or similar transaction, the Participant ceases to be employed by the Employer or a Related Company.

       XII. Section 7.2 is amended by adding a new sentence at the end of the Section to read as follows:

     For purposes of determining whether a Participant's vested Account exceeds $5,000, the Participant's Account shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

       XIII. Effective for distributions made after December 31, 2001, the second sentence of Section 7.3 is amended in its entirety to read as follows:

     An "eligible rollover distribution" is any cash distribution of all or any portion of the Account credited to the distributee, except that an eligible rollover distribution does not include any of the alternative annuity forms of payment described above, any distribution to the extent that such distribution is required under Code Section 401(a)(9) or any financial hardship withdrawal made in accordance with Section 7.9.

       XIV. Effective for distributions made after December 31, 2001, the third and fourth sentences of Section 7.3 are deleted and replaced with the following:

     An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
     Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan or a qualified trust described in Code Section 401(a) that accepts rollovers.

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       XV.    Section 7.9 is amended by adding the following provision to the end of the Section:

     Notwithstanding any other provision of the Plan, a Participant who receives a financial hardship withdrawal after December 31, 2001 shall be prohibited from making Salary Deferral Contributions for 6 months after receipt of the distribution. A Participant who received a financial hardship withdrawal in 2001 shall be prohibited from making Salary Deferral Contributions for 6 months after receipt of the distribution or, if later, until January 1, 2002.

       XVI. Section 8.2 of the Plan is amended by adding the following sentence to the end of the Section:

     Notwithstanding any other provision of the Plan, a Participant who defaults, as a result of bankruptcy or otherwise, on the repayment of a Plan loan will not be permitted to apply for a new loan until the Participant repays the original loan.

       XVII. Unless otherwise provided, this First Amendment is effective as of January 1, 2002.

       XVIII. Unless otherwise amended herein, the provisions of the Plan are hereby ratified and confirmed.


THIS AMENDMENT IS EXECUTED this 18th day of February, 2002.

                                              GALEY & LORD, INC.



                                               By:  /s/ Leonard F. Ferro
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